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Exhibit 10.39

AMENDMENT N0. 1
TO
DIPEXIUM PHARMACEUTICALS, INC. 2013 EQUITY INCENTIVE PLAN

        Pursuant to Section 14 of the 2013 Equity Incentive Plan (the "Plan") of Dipexium Pharmaceuticals, Inc. (the "Company"), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 1 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the "Common Stock") reserved and available for issuance under the Plan as follows:

          1.     Section 5(b) of the Plan is hereby amended to read in its entirety as follows:

      "(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of Two Million One Hundred Forty One Thousand One Hundred Sixty Nine (2,141,169) Common Shares, and the maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options is 2,141,169. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by 1.15 shares."

          2.     All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

          3.     A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 1 was considered, has duly approved this Amendment No. 1 to the Plan.

        IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is made effective this 22th day of March, 2015.

DIPEXIUM PHARMACEUTICALS, INC.
By:	/s/ DAVID P. LUCI
	Name:	David P. Luci
	Title:	Chief Executive Officer

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  Exhibit 10.39
AMENDMENT N0. 1 TO DIPEXIUM PHARMACEUTICALS, INC. 2013 EQUITY INCENTIVE PLAN